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Exhibit 99.1

Amendment to Bylaws of PG&E Corporation Effective January 1, 2009

Article II.
DIRECTORS.

1.           Number.  As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be ten (10) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

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